Exhibit 99.1

Keurig Dr Pepper Announces Closing of Secondary Offering of Common Stock

BURLINGTON, MA, and PLANO, TX, Mar. 9, 2020 /PRNewswire/ -- Keurig Dr Pepper (NYSE: KDP)  (the “Company” or “KDP”) announced today the completion of its previously-announced registered public secondary offering of 40.0 million shares of the Company’s common stock, or approximately 2.8% of the Company’s outstanding common stock, for gross proceeds of approximately $1.08 billion.  All of the shares have been sold by Maple Holdings B.V. (“Maple”) and by Mondelēz International Holdings LLC.  The selling stockholders have granted the underwriter a 30-day option to purchase up to an additional 6.0 million shares of the Company’s common stock.

Maple is a holding company majority-owned by JAB Holdings B.V. (“JAB”). JAB has directly purchased 7.4 million shares of the Company’s common stock in this offering at a price equal to the price paid for the common stock by the underwriter for approximately $200 million. JAB may also purchase additional shares if the underwriter exercises its option. The net impact of the offering increased the float by approximately 2.3%.

Following the completion of the offering, and assuming the underwriter does not subsequently exercise its option to purchase additional shares, Maple and JAB will collectively beneficially own approximately 65.1% of the Company’s outstanding common stock.

Morgan Stanley & Co. LLC is acting as underwriter for the offering.

The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part.

The offering will be made only by means of an effective registration statement and a prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from: Morgan Stanley & Co. LLC at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department. Copies of the prospectus supplement and the related prospectus may also be obtained free of charge from the website of the U.S. Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

The Company has previously filed with the SEC a registration statement (including a prospectus) on Form S-3 (File No. 333-233477) as well as a prospectus supplement, each dated August 27, 2019, as supplemented by a prospectus supplement filed with the SEC on March 6, 2020, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Keurig Dr Pepper

Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue in excess of $11 billion and 25,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company's portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability.  For more information, visit, www.keurigdrpepper.com.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” and “would,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements have been based on the Company’s current views with respect to future events and the timing of this secondary offering. These forward-looking statements are subject to a number of risks and uncertainties including prevailing market conditions, as well as other factors. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s other filings with the SEC. Forward-looking statements represent the Company’s estimates and assumptions only as of the date that they were made. The Company does not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable law.

Contact information

Investors:
Tyson Seely
(781) 418-3352
tyson.seely@kdrp.com

Steve Alexander
(972) 673-6769
steve.alexander@kdrp.com

Media:
Katie Gilroy
(781) 418-3345
katie.gilroy@kdrp.com

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